Exhibit 99.1

METRO BANCORP NOMINATES RICHARD J. LASHLEY TO ITS BOARD OF DIRECTORS

COMPANY ANNOUNCES AGREEMENT WITH PL CAPITAL GROUP

PL CAPITAL GROUP AGREES TO SUPPORT METRO NOMINEES

COMPANY ANNOUNCES TERMINATION OF SHAREHOLDER RIGHTS AGREEMENT

HARRISBURG, PA -May 15, 2015 - Metro Bancorp, Inc. (“Metro” or “the Company”) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today announced that Richard J. Lashley, Co-Founder and Principal of PL Capital Group (“PL Capital”), has been nominated and recommended by the Company’s Board of Directors to stand for election as a Director. Mr. Lashley will be included in Metro’s slate of Director nominees for election at the Company’s 2015 Annual Meeting of Shareholders.

Gary L. Nalbandian, Chairman, President & Chief Executive Office of Metro Bancorp, said, “We are pleased to have reached an agreement with PL Capital and look forward to welcoming Richard to Metro’s Board of Directors. He brings extensive financial and banking industry expertise to the Board as the Company continues to work to increase shareholder returns, improve the Company’s profitability and grow the value of the Metro franchise.”

PL Capital, which beneficially owns approximately 8.8% of the Company’s outstanding common stock, has agreed to vote its shares in support of all of the Metro Director nominees at the 2015 Annual Meeting and abide by certain standstill provisions until 30 days before the end of the notice period for Director nominations at the 2018 Annual Meeting of Shareholders. Under certain circumstances, the agreement may be terminated before that date, including at the election of PL Capital during the notice period for Director nominations at the 2017 Annual Meeting of Shareholders. The complete agreement between Metro and PL Capital will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission. The Company’s full slate of Director Nominees will be available in the definitive proxy materials that Metro Bancorp will file with the Securities and Exchange Commission.

In addition, Metro has accelerated the termination of its one-year Shareholder Rights Agreement, adopted in February 2015, advancing the expiration date to the close of business on May 15, 2015. Shareholders do not have to take any action as a result of the early termination. In view of the agreement reached with PL Capital, the Board determined that the Rights Agreement was no longer necessary to enhance shareholder value.

Sullivan & Cromwell LLP is serving as Metro’s legal advisor, and Sandler O’Neill + Partners, L.P. is serving as financial advisor.

About Richard J. Lashley

Mr. Lashley is a principal of PL Capital, LLC, an investment firm specializing in the banking industry. Prior to co-founding PL Capital in 1996, Mr. Lashley was employed by KPMG, where he developed a specialization providing professional accounting and consulting services to numerous thrifts, banks and mortgage companies nationwide. In 1991, he was selected to be the Assistant to the National Industry Director of KPMG’s U.S. Banking and Finance practice. In 1993, Mr. Lashley was promoted to the position of Director, KPMG Financial Services - Capital Strategies Group, a corporate finance practice providing merger and acquisition advisory services to banks, thrifts, mortgage companies and other financial services companies nationwide.

Mr. Lashley has significant prior experience as a board member of numerous banks and thrifts throughout the U.S.

He received a Bachelor of Science Degree in Business Administration from Oswego State University in 1980 and an MBA degree in Accounting from Rutgers University in 1984. Mr. Lashley is a Certified Public Accountant (CPA) in New Jersey (status inactive).

Important Additional Information and Where to Find It
The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2015 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2015 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.mymetrobank.com in the “Investor Relations” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation
The Company, its Directors, its executive officers and its nominees for election as Director may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting of Shareholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the Company’s 2015 Annual Meeting of Shareholders, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders and the other relevant documents to be filed with the SEC.

Forward-Looking Statements
This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the financial condition, results of operations, future performance and business of the Company. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, which are subject to significant risks and uncertainties and are also subject to change based on various factors (some of which are beyond the Company’s control). The words “look forward,” “continue,” “will,” "progress,” “committed,” “initiatives,” “expect,” “intend,” “plan,” “could,” “should,” “would,” “believe,” “anticipate,” and “estimate” and similar expressions are intended to identify forward-looking statements.

While the Company believes its plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available at the time, the Company can give no assurance that any of them will be achieved. You should understand that various factors could affect the Company’s future results and could cause results to differ materially from those expressed in these forward-looking statements, including the risk factors set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the factors discussed under “Forward-Looking Statements” in Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Metro Bancorp is a publicly held company whose shares are listed on NASDAQ-GS under the ticker symbol METR. Metro Bancorp is a one-bank holding company headquartered in Harrisburg, Pennsylvania and provides full banking services through its subsidiary, Metro Bank (the Bank).

Metro Bancorp, Inc.
Gary L. Nalbandian, 717-412-6301
Chairman/President

or

Mark A. Zody, 717-412-6301
Chief Financial Officer

or

Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel, James Golden or Joe Berg
212-355-4449